CONTRIBUTION AGREEMENT

                                      Among

                          PRIME MEDICAL SERVICES, INC.,

                            PRIME REFRACTIVE, L.L.C.,


                               CASTER ONE, L.L.C.,


                              ANDREW CASTER, M.D.,


                                       and

                         CASTER EYE CENTER MEDICAL GROUP

                              --------------------


                            Dated as of March 1, 2000

043838.0000  AUSTIN  169304 v11



                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement") is entered into to be effective as of March 1, 2000 (the "Effective Time"), among Prime Medical Services, Inc., a Delaware corporation ("PMSI"), Prime Refractive, L.L.C., a Delaware limited liability company ("Prime"), Caster Eye Center Medical Group, a California corporation ("Seller"), Caster One, L.L.C., a Delaware limited liability company ("Newco") and Andrew Caster, M.D., an individual residing in Beverly Hills, California and the sole shareholder of Seller ("Caster").

The parties hereto agree as follows:

                                    ARTICLE I

                         Agreement of Purchase and Sale

         1.1 Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, (a) Prime agrees to purchase from Seller, as of the Effective Time, by payment of $366,489 (the "Asset Purchase Price"), an undivided sixty percent (60%) interest in all of the Assets (as hereinafter defined); (b) Prime agrees to purchase from Caster, as of the Effective Time, sixty percent (60%) of the Goodwill (as hereinafter defined), by payment of $5,462,235 (the "Goodwill Purchase Price") (c) Prime agrees to contribute to Newco, as of the Effective Time, its entire interest in the Assets it purchased from Seller in return for a sixty percent (60%) ownership interest in Newco which Newco hereby agrees to issue to Prime; and (d) Seller agrees to contribute to Newco, as of the Effective Time, the entire remaining interest in the Assets not purchased by Prime in return for the other forty percent (40%) ownership interest in Newco. The Goodwill Purchase Price and Asset Purchase Price are herein referred to in the aggregate as the "Aggregate Purchase Price." The parties agree that:

                  (y) immediately prior to the Closing (as hereinafter defined), all of the outstanding membership interests of Newco shall be owned by Caster, and, immediately after the Closing, Prime shall own sixty percent (60%) of all of the outstanding membership interests of Newco and Seller shall own forty percent (40%) of all of the outstanding membership interests of Newco; and

                  (z) prior to the Closing Date, Prime and Seller shall have executed the limited liability company agreement, in the form attached hereto as Exhibit A, and any other organizational documents of Newco (collectively, the "Organizational Documents").

         1.2  Closing.  The closing of the  purchase  and sale  contemplated  by
Section 1.1 (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Frost Bank Plaza, 816 Congress Avenue, Austin, Texas 78701, or at such other location as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Assets. As used in this Agreement, the term "Assets" shall mean and include all of the items listed on Schedule 1.3(a) attached hereto, all Permits (as hereinafter defined), all business records (excluding medical records) related to the Business (as hereinafter defined) conducted after the Effective Time, copies of the business records (excluding medical records) related to the Business conducted during the period beginning January 1, 1998 and ending on the Effective Time, any and all rights of Seller under leases (including rights to receive returns of deposits under such leases) or contracts listed on Schedule 1.3(a), the name "Caster Eye Center" and all likenesses thereof, and all trademarks, service marks and applications for trademarks or service marks that are related to the iris in motion portrayal utilized by Caster in connection with the Business (the "Iris IP"). Notwithstanding the foregoing, the following shall not be deemed "Assets", and shall not be acquired by Prime:

     (a) all activities that constitute the practice of medicine;

                  (b) the books of account and record books of Seller up to and including the Effective Time (provided, that Caster must give to Prime, prior to the Closing Date, complete and accurate copies thereof, insofar as they relate to the Business during the period beginning January 1, 1998 and ending on the Effective Time);

                  (c)      Seller's rights under this Agreement;

                  (d)      all medical records of Seller and Caster;

     (e) any limited partnership interest owned by Seller in Keratome Leasing Associates, LLC, a California limited liability company;

                  (f) all cash, cash equivalents, and accounts receivable arising from procedures done or work performed prior to the Effective Time, and all bank accounts and other deposit accounts (but excluding cash on deposit in such accounts that arose from procedures done or work performed after the Effective Time);

     (g) all assets that are neither used in, nor relied on for, the conduct of the Business;

                  (h) except as expressly set forth in this Agreement, assets that are owned individually by Caster, including, without limitation, (A) all stock owned by Caster in Aris Vision Centers and Presby Corp., (B) any copyright, held individually by Caster, for the medical book entitled "The Eye Laser Miracle: The Complete Guide to Better Vision" and authored by Caster, (C) that certain United States Patent No. 5,711,045, issued January 27, 1998, pertaining to an infant sleep device, (D) all of Caster's medical records, (E) the practice of medicine by Caster, and (F) Caster's rights under this Agreement;

                  (i) any written or oral employment, payor or personal service agreement with respect to any medically trained person required to be licensed under the California Business and Professions Code, including physicians, registered nurses and optometrists;

     (j) any refund of any amount to which Seller claims entitlement and which is specifically identified in the Schedules hereto as being retained by Seller after the Closing; and

                  (k)      any artwork depicting Caster's children.

         As used in this Agreement, "Business" shall mean the business related to the conduct of Refractive Surgery and related activities that are incidental thereto, excluding in all cases the practice of medicine. As used in this Agreement, "Technical Assistance" shall mean, collectively, the rendering of personnel and technical assistance in relation to the operation of the Business, other than the practice of medicine, including, without limitation, personnel, equipment, space and services, in connection with Refractive Surgery acquired by Caster personally as a bi-product of his practice of medicine and "Goodwill" shall mean the goodwill arising solely from the Technical Assistance. As used in this Agreement, "Refractive Surgery" shall mean any current and/or future surgical procedures intended to correct refractive error, including, without limitation, myopia, hyperopia, presbyopia or astigmatism of the eye. Notwithstanding anything in this Agreement to the contrary, "Refractive Surgery" shall not include any specific procedure that, at the time the procedure is to be performed, is required in the exercise of a physician's independent professional judgment as to the individual patient to be performed in an operating room approved by the American Association of Ambulatory Surgical Centers or Joint Commission on Accreditation of Healthcare Organizations (or any similar or successor accreditation board or body) with the capability of general anesthesia, in each instance within either an ambulatory surgical center or acute care hospital that, in either case, meets all licensing requirements applicable in the State of Texas (provided, however, that this sentence shall not exclude from "Refractive Surgery" any surgical procedure included in "Refractive Surgery" at the Effective Time, and if any applicable regulatory change occurs that would result in such a reclassification, the parties to this Agreement will work together to restructure the operating mechanics of their relationship in a manner that allows the operations of the Business to comply with such regulatory change and also preserves the economic benefits of the parties arising under this Agreement and the other Transaction Documents).

         1.4 Assumed Liabilities. Seller and Caster each agree that, at the Closing, Newco shall assume only the following (collectively, the "Assumed Liabilities") (a) those executory lease or other contract obligations accruing after the Effective Time under leases or contracts specifically identified as Assumed Liabilities on Schedule 1.3(a), and (b) those trade payables on open account with unrelated third parties incurred with respect to goods and services received or used by Seller on or after the Effective Time (the "Trade Payables"). With respect to inventory items included in the Assets, there will be a pro-ration of the cost of such inventory items based on the extent to which the inventory items were used prior to or after the Effective Time. The parties agree to cooperate in good faith to account for such pro-ration and remit amounts that may become due another party based on such pro-ration. The parties specifically agree that Newco will have no responsibility, liability or obligation whatsoever for (x) those obligations under such leases or contracts which accrued prior to the Effective Time, (y) any breaches or defaults under such leases or contracts, which occurred or were alleged to have occurred prior to the Closing Date and (z) trade payables not included in the definition of "Assumed Liabilities" above.

         Except for the Assumed Liabilities, Seller and Caster each agree that any and all debts, liabilities, and obligations of Seller or Caster, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to Seller or its business) shall remain the sole responsibility of Seller or Caster (whichever owed such debt, liability or obligation), and each covenants to pay promptly and otherwise fulfill all such debts, liabilities or obligations as and when the same become due (unless contested in good faith). Except for the assumption by Newco of the Assumed Liabilities, and without otherwise limiting the foregoing provisions of this Section, each of Seller and Caster specifically acknowledges and agrees that none of PMSI, Prime, any affiliate of PMSI or Prime, or Newco shall assume any claims, debts, liabilities or obligations whatsoever of Seller or Caster, including, without limitation, those related to or arising out of or under any claim or other action disclosed on Schedule 3.13.

         Notwithstanding the foregoing, PMSI may, if and only to the extent required pursuant to the express provisions of Section 10.11, be required to pay amounts under certain guarantees of contracts listed on Schedule 1.4 attached hereto.

         1.5 Payment and Allocation of Purchase Price. Prime agrees to pay the Asset Purchase Price to Seller at the Closing by cashier's check, wire transfer or delivery of other immediately available funds. Prime agrees to pay the Goodwill Purchase Price to Caster at the Closing by cashier's check, wire transfer or delivery of other immediately available funds. The Asset Purchase Price will be allocated among the Assets in accordance with Schedule 1.5 attached hereto.

                                   ARTICLE II

                Representations and Warranties of PMSI and Prime

                  PMSI and Prime  hereby  represent  and  warrant  to Caster and
Seller, jointly and severally, that each of the following matters is true and correct in all respects as of the Closing Date (with the understanding that such representations and warranties shall survive the Closing and are being materially relied on by Caster and Seller in entering into and performing this Agreement and each of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement, all of which, including this Agreement, are collectively referred to as the "Transaction Documents"):

         2.1 Due Organization and Principal Executive Office. Prime is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. PMSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of PMSI's and Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746. Since the Effective Time, there has been no material adverse change in the financial condition or operations of PMSI or Prime.

         2.2 Due Authorization. Each of PMSI and Prime has full corporate power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by it in connection herewith. With respect to each of PMSI and Prime, this Agreement and each Transaction Document required herein to be executed by it has been duly and validly authorized, executed and delivered by it, and the terms and provisions of this Agreement and each such Transaction Document constitute the valid, binding and enforceable obligations of it. With respect to each of PMSI and Prime, the execution, delivery, and performance of this Agreement and each Transaction Document required herein to be executed by it will not (a) violate any federal, state, county, or local law, rule, or regulation (collectively, "Laws") applicable to it or its properties (provided, however, that any representation or warranty by Prime or PMSI with respect to Laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Prime and PMSI on the Closing Date), (b) violate or conflict with, or permit the cancellation of, any agreement to which it is a party or by which it or its properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, it or (d) violate or conflict with any provision of its organizational documents. Except for the filing requirements of PMSI arising under the Securities and Exchange Act of 1934, no action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by either of PMSI or Prime in connection with the execution, delivery or performance of this Agreement or any Transaction Document. Furthermore, neither Prime nor PMSI has any actual knowledge on the Closing Date that the structure of the transactions contemplated by this Agreement is reasonably certain to result in a breach by Caster or Seller of the representations made by them with respect to (y) compliance with Laws regulating or legislating the provision of healthcare or the practice of medicine, or (z) the effect of any such Laws on any Permits of Caster or Seller.

         2.3 Brokers and Finders. Neither PMSI nor Prime has engaged, or caused to be incurred any liability to, any finder, broker, or sales agent (and neither has paid, or will pay, any finder's fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

         2.4 Claims and Proceedings. No inquiry, action, or proceeding has been asserted, instituted, or (to the knowledge of Prime or PMSI) threatened against Prime or PMSI, by any court, federal, state or local governmental agency or other body having the right to regulate all or any portion of their respective business operations, to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

         2.5      Investment Representations.  Each of PMSI and Prime:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act or the Texas
Securities Act, as amended, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each of the other Transaction Documents to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, Caster, Seller, the affiliates of Caster or Seller, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of Caster or Seller, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE III

               Representations and Warranties of Seller and Caster

         Caster and Seller hereby represent and warrant to Prime, jointly and severally, that each of the following matters is true and correct in all respects as of the Closing Date (with the understanding that such representations and warranties shall survive the Closing and are being materially relied on by Prime and PMSI in entering into and performing this Agreement).

         3.1 Due Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Seller is qualified to do business and is in good standing in every jurisdiction where such qualification is required for the conduct of Seller's business as conducted on the Closing Date. As of the Closing Date, Caster is the sole holder of all equity ownership interests in Seller, after assuming the conversion, exercise or exchange of any and all rights or securities that are convertible into, or exercisable or exchangeable for, equity ownership interests in Seller.

         3.2 Subsidiaries. Seller does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

         3.3 Due Authorization. Each of Seller and Caster has full power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by Seller or Caster in connection herewith. The execution, delivery, and performance of this Agreement and each such Transaction Document has been duly authorized by all necessary action of Seller, its directors, its officers and its shareholders. This Agreement and each such Transaction Document has been duly and validly executed and delivered by Seller and Caster and constitutes a valid and binding obligation of Seller and Caster, enforceable against each of them in accordance with its terms. The execution, delivery, and performance of this Agreement, and each Transaction Document required herein to be executed by Caster and/or Seller do not (a) violate any Law applicable to Seller, the Business or the Assets (provided, however, that the representation and warranty in this sentence, the first sentence, and the last sentence of this Section 3.3 does not extend to any Law that might give rise to Covered Taxes, as such term is hereinafter defined, and provided further, that any representation or warranty by Caster or Seller with respect to Laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Caster and Seller on the Closing Date), (b) violate or conflict with, or permit the cancellation of, any agreement to which Seller is a party, or by which Seller or its properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of Caster or Seller, or any indebtedness secured by the property of Seller (but this provision does not extend to any assertion of Covered Taxes), or (d) violate or conflict with any provision of the organizational documents of Seller. No action, consent, waiver or approval of, or filing with, any federal, state, county or local governmental authority is required by Caster or Seller in connection with the execution, delivery, or performance of this Agreement (or any Transaction Document).

         3.4 Financial Statements. The unaudited balance sheet and income statement of Seller as of and for each of the years ended December 31, 1998 and 1999, and the unaudited balance sheet and income statement of Seller as of and for the period beginning on January 1, 2000, and ending on February 29, 2000 (the "Balance Sheet Date") are attached hereto as Exhibit B (collectively, the "Financial Statements"). To the knowledge of Seller, the Financial Statements have been prepared using the cash method of accounting consistently applied (except as specifically noted therein or in Schedule 3.4), and the Financial Statements (taking into account the effect of the obligations specifically disclosed in the Schedules to this Agreement which may not be reflected on such financial statements) fairly present the financial position and results of operations of Seller as of the indicated dates and for the indicated periods. Except as reflected on the Financial Statements or in the Schedules to this Agreement, and except for open account trade payables incurred in the ordinary course of business and amounts owed to Caster, as of the Closing Date, Seller has no claims, debts, liabilities, or obligations, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to Seller, its assets or the Business). Seller and Caster each agree to indemnify and hold harmless Prime and its affiliates from and against any and all such claims, debts, liabilities and obligations. Except as set forth in Schedule 3.4 hereto, since the Effective Time there has been no material adverse change in the assets of Seller, the Business, or the results of operations or financial position of Seller.

         3.5  Conduct  of  Business;  Certain  Actions.  Except  as set forth on
Schedule 3.5 attached hereto, and except as expressly required or contemplated under the terms of this Agreement and the other Transaction Documents, since the Balance Sheet Date, Seller has conducted its operations in the ordinary course and consistent with its past practices and has not (a) increased the compensation of any employees, agents, contractors, vendors or other parties providing services to Seller, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of Seller,
(b) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $10,000, (c) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (d) amended its organizational documents, (e) made or paid any severance or termination payment to any director, officer, employee, agent, contractor, vendor or consultant, (f) made any change in its method of accounting, (g) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (h) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which it is a party, (i) entered into any other material transactions except in the ordinary course of business, (j) changed or suspended its procedures for collecting accounts receivable and paying its accounts payable, (k) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(j) of this Section, (l) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (m) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (n) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, it.

         3.6 Assets; Licenses, Permits, etc. Other than the personnel, the Assets include all property and assets, real, personal and mixed, tangible and intangible (other than goodwill), including, without limitation, leases and contracts, equipment, instruments, computer software used in connection with the equipment or instruments, Permits, personal property, furniture, business records and other assets that are necessary in the Business as conducted prior to the Closing Date, or used primarily in, materially relied on for, or substantially related to the conduct of the Business by Seller as it exists on the Closing Date. Except as set forth on Schedule 3.6(a), Seller has good and marketable title to all of the Assets, in each case free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind whatsoever. The Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are all that are necessary for the conduct of the Business. Attached hereto as Schedule 3.6(b) is a list and description of all federal, state, county, and local governmental licenses, certificates, certificates of need, permits, waivers, filings and orders held or applied for by Seller and used or relied on (or to be used or relied on) in connection with the Assets or the Business ("Permits"). Seller has complied in all material respects, and Seller is in compliance in all material respects, with the terms and conditions of any such Permits. No additional Permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the Business as presently conducted (provided that, with respect to any Permit required under a Law regulating or legislating the provision of healthcare or the practice of medicine, this representation shall be limited to the actual knowledge possessed by Seller and Caster on the Closing Date). No claim has been made by any governmental authority (and, to the knowledge of Caster and Seller, no such claim has been threatened) to the effect that a Permit not possessed by Seller is necessary in respect of the Business. Except as specifically noted on Schedule 3.6(b), no Permit is or will be adversely affected by the consummation of the transactions contemplated by this Agreement (provided that, with respect to any Permit required under a Law regulating or legislating the provision of healthcare or the practice of medicine, this representation shall be limited to the actual knowledge possessed by Seller and Caster on the Closing Date).

         3.7      Environmental Issues.

                  (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste, and any order related thereto.

                  (b) Seller has complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. The properties occupied or used by Seller have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law, the violation of which could have a material adverse impact on the Business or the financial position of Seller.

                  (c) Seller has not received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to its business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund
Notices, Citations or written notices from private parties alleging any such non-compliance.

         3.8 Intellectual Property Rights. To the knowledge of Seller and Caster, and except for: (i) the Iris IP; (ii) rights granted under medical equipment contracts to which Seller is a party; and (iii) those items disclosed on Schedule 3.8, there are no patents, trademarks, trade names, or copyrights, and no applications therefor, owned by or registered in the name of Seller or Caster or in which Seller or Caster has any right, license, or interest; provided, however, that the foregoing representation does not apply to any patents, tradenames, copyrights or applications owned by or registered in the name of Caster to the extent such items do not pertain to the conduct of the Business. Except as disclosed on Schedule 3.8, Seller is not a party to any license agreement, either as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights. Seller has not received any notice that it is infringing any patent, trademark, trade name, or copyright of others.

         3.9 Compliance with Laws. To the knowledge of Seller and Caster, Seller has complied in all material respects, and Seller is in compliance in all material respects, with all Laws currently in effect (provided however, that any representation or warranty by Caster or Seller with respect to Laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Caster and Seller on the Closing
Date). No claim has been made or (to the knowledge of Seller and Caster) threatened by any governmental authority against Seller to the effect that the business conducted by Seller fails to comply in any respect with any law, rule, regulation, or ordinance.

         3.10 Insurance. Attached hereto as Schedule 3.10 is a list of all policies of fire, liability, business interruption, and other forms of insurance (including, without limitation, professional liability insurance) and all fidelity bonds held by or applicable to Seller at any time within the past three
(3) years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. To the knowledge of Seller and Caster, no event directly relating to Seller has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There have been no material changes in the type of insurance coverage maintained by Seller during the past three (3) years, including without limitation any change which has resulted in any period during which Seller had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of Seller has been canceled within the last three (3) years and no threat has been made to cancel any insurance policy of Seller within such period.

         3.11 Employee Benefit Matters. Except as set forth on Schedule 3.11, Seller does not maintain nor does it contribute nor is it required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in ERISA). Seller does not presently maintain and has never maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of the Code.

         3.12 Contracts and Agreements. Except for Trade Payables, attached hereto as Schedule 3.12 is a list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, all promissory notes, loan agreements, and other evidences of indebtedness, mortgages, deeds of trust, security agreements, pledge agreements, service agreements, and similar agreements and instruments and all confidentiality agreements) to which Seller is a party or by which Seller or any of its Assets is bound, pursuant to which the obligations thereunder of any party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $25,000 or greater (collectively the "Contracts" and individually, a "Contract"). Seller is not and, to the best knowledge of Seller and Caster, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Seller or, to the best knowledge of Seller and Caster, by any other party thereto) under any Contract. Seller has not waived any material right under any Contract, and no consents or approvals (other than those obtained in writing and delivered to Prime prior to Closing) are required under any Contract in connection with the consummation of the transactions contemplated hereby. Seller has not guaranteed any obligation of any other person or entity.

         3.13 Claims and Proceedings. Attached hereto as Schedule 3.13 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of Seller and Caster, threatened against Seller or Caster, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.13 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to Seller which (individually or in the aggregate) is material, and Seller has not been, and Seller is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency that could reasonably be expected to materially and adversely affect the Assets or the Business. No inquiry, action, or proceeding has been asserted, instituted, or (to the knowledge of Seller or Caster) threatened against Seller or Caster to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

         3.14 Taxes. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by Seller on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of Seller. Seller has provided Prime with true and complete copies of all Returns filed for or with respect to any period occurring between January 1, 1996 and December 31, 1999. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or will be paid by Caster or Seller when due (but shall not, under any circumstances, be included in Assumed Liabilities). Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") against Seller with respect to any Taxes owed or allegedly owed by Seller. There are no tax liens on any of the assets of Seller. Proper and accurate amounts have been withheld and remitted by Seller from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Seller is not a party to any tax sharing agreement.

         3.15 Personnel. Attached hereto as Schedule 3.15 is a list of names and current annual rates of compensation of the officers, employees or agents of Seller who are necessary for the operation of the Business or who utilize (or are necessary for the utilization of) the Assets (collectively, the "Employees"). Except as set forth on Schedule 3.15, there are no bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by Seller to any Employees that are not fully and specifically reflected in the Financial Statements. Schedule 3.15 attached hereto also contains a brief description of all material terms of employment agreements and confidentiality agreements to which Seller is a party and all severance benefits which any director, officer, Employee or sales representative of Seller is or may be entitled to receive. Seller has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which Seller is a party and under which its employees are entitled to receive benefits of any nature. Schedule 3.15 also sets forth personal expenses incurred by Seller for any of its employees that were not incurred in the ordinary course of Seller's business. Except as described on
Schedule 3.13 attached hereto, there is no pending or (to the knowledge of Seller or Caster) threatened (i) labor dispute or union organization campaign relating to Seller, (ii) claims against Seller by any employees of Seller, or
(iii) terminations, resignations or retirements of any employees of Seller. None of the employees of Seller are represented by any labor union or organization. There is no unfair labor practice claim against Seller before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or (to the knowledge of Seller or Caster) threatened against or involving Seller.

         3.16 Business Relations. Seller has no reason to believe and has not been notified that any supplier or customer of Seller will cease or refuse to do business with Seller in the same manner as previously conducted with Seller as a result of or within one (1) year after the consummation of the transactions contemplated hereby, to the extent such cessation or refusal might affect the Goodwill, the Assets or the Business. Seller has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by Seller.

         3.17 Agents. Except as set forth on Schedule 3.17 attached hereto, Seller has not designated or appointed any person (other than Seller's employees, officers and directors) or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

         3.18 Indebtedness To and From Directors, Officers, Shareholders and Employees. Except as specifically reflected in the Financial Statements or set forth on Schedule 3.18, Seller does not owe any indebtedness to Caster or any of its directors, officers, shareholders, employees or affiliates, or have indebtedness owed to it from Caster or any of its directors, officers, shareholders, employees or affiliates, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of Seller and consistent with Seller's past practices. As of the Effective Time and the Closing Date all amounts due Seller from any of its directors, officers, employees or affiliates (or any of their family members) shall have been repaid in full.

         3.19 Commission Sales Contracts. Except as disclosed in Schedule 3.19 attached hereto, Seller does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from Seller is in whole or in part determined on a commission basis.

         3.20 Certain Consents. Except as set forth on Schedule 3.20 attached hereto, and except for consents obtained and provided to Prime prior to or at the Closing, there are no consents, waivers, or approvals required to be executed and/or obtained by Seller from third parties (including, without limitation, the spouse, if any, of Caster) in connection with the execution, delivery, and performance of this Agreement or any other Transaction Document (provided that, with respect to any such consent required under a Law regulating or legislating the provision of healthcare or the practice of medicine, this representation shall be limited to the actual knowledge possessed by Seller and Caster on the Closing Date).

         3.21 Brokers. Seller has not engaged, or caused any liability to be incurred to, any finder, broker, or sales agent (and has not paid, and will not pay, any finders fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

         3.22 Interest in Competitors, Suppliers, and Customers. Except as set forth on Schedule 3.22 attached hereto, neither Seller nor any affiliate of Seller, and to the knowledge of Seller and Caster, no director, officer, employee or affiliate of Seller or any affiliate of any director, officer, employee or affiliate of Seller, has any ownership interest in any competitor, customer or supplier of Seller (other than the ownership of securities of a publicly held entity of which it owns less than five percent (5%) of any class of outstanding securities) or any property used in the operation of the Business.

         3.23 Warranties. Except as set forth on Schedule 3.23, Seller has not made any warranties or guarantees to third parties with respect to any products sold or services rendered by it, other than those arising solely by operation of law without any agreement or arrangement by Seller. Except as set forth on
Schedule 3.23 attached hereto, no claims for breach of product or service warranties have ever been made against Seller in connection with Refractive Surgery.

         3.24 Billing Arrangement. Prior to the Closing, Seller has operated subject to an arrangement between Seller and Westside Ambulatory Surgical Medical Center, Inc., a California corporation ("Westside"), pursuant to which Westside has performed certain billing and related tasks on behalf of Seller. With respect to Westside: (a) Caster is the sole owner of all of the outstanding capital stock and other ownership interests of Westside (assuming the conversion, exercise or exchange of all rights and securities that are convertible into, or exercisable or exchangeable for, capital stock or other ownership interests of Westside); (b) since its formation, Westside has not engaged in any material business operations that were not related to the Business and the operations of Seller; and (c) Westside has provided to Prime prior to the Closing true and complete copies of each and every written contract, agreement or arrangement to which Westside is a party, and has also provided to Prime prior to the Closing a complete and accurate description reflecting each oral contract, agreement or arrangement to which Westside is a party (with sufficient detail to accurately depict all material aspects of the terms and provisions thereof).

         3.25     Investment Representations.  Each of Seller and Caster:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act or the California Corporate Securities Law of 1968, as amended, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each of the other Transaction Documents to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, PMSI, Prime, the affiliates of PMSI or Prime, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of PMSI or Prime, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE IV

                                    Covenants

         4.1 Use of Name. Each of Caster and Seller agrees that following the Closing Date, Seller will change its name from, and cease using the name, "Caster Eye Center Medical Group" or any words or phrases which are deceptively similar to such name; provided, however, that Seller shall not be required to change its legal name from "Caster Eye Center Medical Group" for the period beginning on the Closing Date and ending on the earlier of (i) the expiration of one hundred eighty (180) days immediately following the Closing Date and (ii) Seller's receipt of a new Medicare/Medicaid provider number applicable to the name Seller intends to use after the Closing (the "Interim Period"); and provided further that Seller may use such name as the name of Seller during the Interim Period, and Newco hereby grants a non-exclusive license to Seller to use such name after the Interim Period, limited in both cases to only the following instances: (a) advertising and promotional materials, as long as such use is not in connection with, or for the promotion of, any activity that is a violation of this Agreement, including, without limitation, Section 9.2 of this Agreement,
(b) billing for procedures or services that involve the use of Newco's equipment or facilities, and (c) any other use that is consistent with the express provisions of this Agreement and any other Transaction Document. The foregoing license and use of such name shall be terminated (y) upon delivery of notice to Caster by Newco of a material breach (subject to any rights to cure such breach) by Caster or Seller of this Agreement or any other Transaction Document or (z) automatically upon any delivery of the Termination Notice pursuant to Section 9.3(a) hereof or breach by Caster of the provisions of or default under ARTICLE VIII or ARTICLE IX hereof (either, a "Trigger Event"). Promptly following any such termination, Seller agrees to terminate any use of such name and to execute all documents reasonably necessary or requested by Prime concerning such cessation of use and the vesting of use in Prime or Prime's nominee. Notwithstanding any contrary provision of this Agreement, nothing herein shall preclude Caster from using his full legal individual name and professional accomplishments in the practice of medicine.

     4.2 Cooperation Relating to Financial Statements. Seller agrees to cooperate with Prime, at Newco's expense, in the preparation of any financial statements of Seller which Prime or its affiliates may be required by any applicable law to prepare.

         4.3 Action by Owners; Joint and Several Liability of Caster. Caster agrees to vote any interest it owns in Seller, and to take such other actions as may be necessary in his capacity as the sole director and sole shareholder of Seller, to authorize and direct Seller to perform all of its obligations under this Agreement and under the Organizational Documents and other Transaction Documents to which Seller is a party. Furthermore, Caster and Seller each agree that, until such time as neither of them owns any direct or indirect ownership interest in Newco, neither of them will, without obtaining the prior written consent of Prime, which consent may be withheld in Prime's sole and absolute discretion, (i) authorize the issuance of any additional capital stock or other ownership interest in Seller to any person other than Caster, a Permitted Trust or a Permitted Entity (as such terms are defined in Newco's Limited Liability Company Agreement) or (ii) transfer, assign, pledge, hypothecate, or in any way alienate any capital stock of Seller, or any interest therein, whether voluntarily or by operation of law, or by gift or otherwise, to any person other than Caster, a Permitted Trust or a Permitted Entity, without the prior written consent of Prime. Any purported transfer in violation of this Section shall be void ab initio without any action by any party, and shall not operate to transfer any interest or title to the purported transferee. All evidences of ownership in Seller, including, without limitation, all stock certificates, shall bear the following legend:

              "THE INTERESTS REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A CONTRIBUTION AGREEMENT AMONG THE COMPANY AND THE WITHIN NAMED PARTIES, AND ANY AMENDMENT THERETO. THE CONTRIBUTION AGREEMENT LIMITS THE USE OF THE INTERESTS REPRESENTED HEREBY AS COLLATERAL FOR ANY LOAN WHETHER BY PLEDGE, HYPOTHECATION OR OTHERWISE. A COPY OF THE CONTRIBUTION AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

         Caster shall be jointly and severally liable for the payment and performance of each and every obligation of Seller hereunder and under each of the Transaction Documents, including without limitation, under the Limited Liability Company Agreement of Newco.

         4.4 Public Statements and Press Releases. The parties hereto covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other parties hereto as to the content and time of release of and the media in which such statements or announcement is to be made, provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgments or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, prior notice to the other parties hereto; provided further, that the foregoing prohibition shall not preclude oral disclosures by Caster after the Closing to other individuals concerning the existence of the transactions contemplated by this Agreement and the other Transaction Documents. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         4.5 Joint and Several Liability of PMSI. PMSI shall be jointly and severally liable for the payment and performance of each and every obligation of Prime hereunder and under each of the other Transaction Documents. Without limiting the foregoing, PMSI agrees that if Prime shall default in any obligation to pay to Seller or Caster any amount then due and payable by Prime to Seller or Caster under ARTICLE I or ARTICLE VII hereunder, PMSI shall immediately pay such amount to Seller or Caster. PMSI hereby agrees not to require Seller or Caster to proceed against Prime or any other person or to pursue any other remedy before proceeding against PMSI under this Agreement.

         4.6 Working Capital Line. Caster hereby agrees to loan amounts to Newco, from time to time, during the first four (4) months immediately following the Closing Date, not to exceed $200,000 in the aggregate, upon request by Prime, to cover any actual deficit in working capital that Newco may experience. The parties agree that amounts borrowed must be repaid by Newco prior to Newco's distribution of any of its earnings to Prime.

                                    ARTICLE V

                              Conditions to Closing

         5.1 Prime's Conditions to Closing. Prime's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Prime in writing. Upon failure of any of the following conditions, Prime may terminate this Agreement:

                  (a) each of Caster, Seller and Newco shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco attached hereto as Exhibit A, and financing statements securing the rights granted pursuant to Section 10.2 hereof for the States of Texas and California, and to the extent permitted under applicable law, the California county of Los Angeles, and the Texas county of Travis), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing;

                  (b) each of Caster, Seller and Newco shall have executed and delivered that certain Facility Use Agreement, in the form attached hereto as Exhibit C (the "Facility Use Agreement");

                  (c) since the Effective Time,  except as set forth on Schedule
3.4 hereto, there shall not have been any material adverse change in the condition (financial or otherwise) of Seller, the Assets or the Business;

                  (d) Prime and PMSI shall have obtained the approval of their unaffiliated lenders under any of the credit facilities of PMSI or any subsidiary of PMSI that owns, directly or indirectly, an interest in Prime;

                  (e) each of the representations and warranties made by Caster or Seller in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (f) each of Caster and Seller shall have  delivered  such good
standing   certificates,   officer  certificates,   and  similar  documents  and
certificates as counsel for Prime may have reasonably requested.

         5.2 Caster's and Seller's Conditions to Closing. Each of Caster's and Seller's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Caster and Seller in writing. Upon failure of any of the following conditions, Caster or Seller may terminate this Agreement:

                  (a) each of Prime and Newco shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco, attached hereto as Exhibit A, and the Facility Use Agreement), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing, including, without limitation, the payment of the Asset Purchase Price to Seller and the Goodwill Purchase Price to Caster;

                  (b) since the Effective Time,  except as set forth on Schedule
3.4 hereto, there shall not have been any material adverse change in the condition (financial or otherwise) of Prime or PMSI;

     (c) each of the representations and warranties made by Prime in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (d)  Prime   shall   have   delivered   such   good   standing
certificates, officer certificates, and similar documents and certificates as counsel for Caster and Seller may have reasonably requested.

                                   ARTICLE VI

                            Indemnification of Prime

         6.1 Indemnification of Prime. Each of Caster and Seller agrees to indemnify and hold harmless Prime, each parent company, subsidiary and/or affiliate of Prime (including, without limitation, Seller and Newco) and each parent company, subsidiary, affiliate, shareholder, member, partner (or other owner), officer, director, manager, agent, employee and representative of any of the foregoing (collectively, the "Prime Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "Third-Party Action") which any of the Prime Indemnified Parties may sustain, arising out of or related to (a) any breach or default by Caster or Seller of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document, (b) except for Assumed Liabilities, any claim, debt, obligation or liability of Caster or Seller, (c) except for Assumed Liabilities, any actual or alleged actions or omissions by Caster, Seller, or any of Seller's directors, officers, shareholders, agents, employees, representatives, subsidiaries and/or affiliates occurring prior to the Closing Date (regardless of whether such Indemnified
Costs are asserted at any time before or after the Closing Date), and (d) all Taxes owed by Seller or Caster, including, without limitation, Taxes arising as a result of the transactions contemplated by this Agreement, including, without limitation, any Covered Taxes (as hereinafter defined) in excess of Covered Taxes required to be paid or reimbursed by Prime or PMSI pursuant to Section 7.1(b); provided this clause (d) shall not be construed to require Sellers or Caster to provide any indemnity for the amounts required to be reimbursed by Prime or PMSI pursuant to Section 7.1(b)

                  Prior to receiving indemnification under this Section, a Prime Indemnified Party must seek recovery from then existing applicable insurance policies, but in no event is a Prime Indemnified Party required to exhaust remedies against insurance companies if coverage is non-existent, limited or declined; provided, however, that the Prime Indemnified Party may be required, upon request by the indemnifying parties, to obtain the advice of such Prime Indemnified Party's own legal counsel advising that there is a reasonable basis for denial of insurance of limitation of insurance coverage; and provided further, that the Prime Indemnified Party must, as a condition to receiving recovery under this Section, assign whatever rights to denied benefits that such Prime Indemnified Party may have and may legally assign, subject to any contractual or other limitations on assignment. Without in any manner restricting a Prime Indemnified Party's right to independently obtain insurance, no Prime Indemnified Party shall be required to acquire or maintain insurance as a condition to exercising its rights under this Section.

                  For purposes of this Section 6.1 only, any decrease in the value of a Prime Indemnified Party's ownership interest (if any) in Newco, as a result of the acts, omissions or circumstances described in clause (c) of this Section, shall, to the extent indemnification with respect thereto has not already been paid directly to a Prime Indemnified Party, be deemed an Indemnified Cost, and such Prime Indemnified Party shall be entitled to indemnification hereunder in an amount equal to such decrease in value.

                  Notwithstanding  any provision of this  Agreement or any other
Transaction Document to the contrary, none of Caster, Seller or any other Seller Indemnified Party may, and each hereby agrees not to, seek contribution, indemnification or reimbursement from Newco for any amount Caster or Seller is required to pay pursuant to this ARTICLE, regardless of whether Caster, Seller or such other Seller Indemnified Party is entitled to contribution, indemnification or reimbursement under any Transaction Document, the organizational documents of Newco or applicable law.

                  Furthermore, the Prime Indemnified Parties, collectively, may not, with respect to any Indemnified Cost, recover more than the aggregate amount of such Indemnified Cost, or recover Indemnified Costs in the event of any act or omission of Caster or Seller resulting solely and exclusively from Caster's death or Permanent Disability (including, without limitation, a breach or default under this Agreement resulting solely and exclusively therefrom). For purposes of this Agreement, "Permanent Disability" with respect to Caster shall mean Caster's having a mental or physical incapacity that can reasonably be anticipated to prevent Caster's resumption of the normal performance of his medical practice within the six (6) months succeeding the commencement of Caster's incapacity, or (b) Caster's receipt of benefits for a period of six (6) consecutive months by reason of disability under a salary continuation, or other disability plan.

                  In addition, and notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, the provisions of
ARTICLE VI concerning the indemnification of Prime Indemnified Parties shall have no application to a violation or breach by Caster or Seller of any applicable covenant or provision contained in ARTICLE VIII or in ARTICLE IX of this Agreement, it being the intent of the parties that the remedies provided for in Sections 9.7(a) and 9.7(b) of this Agreement shall constitute the sole remedies of the Prime Indemnified Parties.

         6.2 Defense of Third-Party Claims. A Prime Indemnified Party shall give prompt written notice to Caster, of the commencement or assertion of any Third-Party Action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure to so notify Caster shall not relieve Caster or Seller from any liability that either may have to such Prime Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Caster. Caster shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Caster shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party;

                  (c) Caster shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each Prime Indemnified Party;

                  (d) Caster shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Prime Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Caster fails to assume the defense within thirty (30) days; provided, however, that the Prime Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Caster, without the prior written consent of Caster, which consent may be given, withheld, or conditioned in Caster's sole and absolute discretion;

                  (e) Caster shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the entitled Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse Caster for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification; and

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested. Without limiting the foregoing, with respect to any Indemnified Costs asserted pursuant to Section 6.1(e), Prime agrees to cooperate fully with Caster to vigorously defend the assertion of any Covered Taxes.

                                   ARTICLE VII

                      Indemnification of Caster and Seller

         7.1      Indemnification of Caster and Seller.

                  (a) PMSI and Prime, jointly and severally, agree to indemnify and hold harmless Caster, Seller, their respective affiliates, including Westside, and each of their agents, employees and representatives (collectively, the "Seller Indemnified Parties"), from and against any and all Indemnified Costs in connection with the commencement or assertion of any Third-Party Action which any of the Seller Indemnified Parties may sustain, arising out of or related to (i) any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document, (ii) any claim, debt, obligation or liability of PMSI or Prime, and (iii) any actual or alleged actions or omissions by PMSI, Prime, or the directors, officers, shareholders, agents, employees, representatives, subsidiaries and/or affiliates of either of PMSI or Prime occurring prior to the Closing Date (regardless of whether such Indemnified Costs are asserted at any time before or after the Closing Date).

                  (b) Each of PMSI and Prime, jointly and severally, agrees to indemnify and promptly reimburse Seller and/or Caster, as and when incurred, for any corporate income and/or corporate franchise taxes that either or both the State of California or the United States Internal Revenue Service may assess against Seller as a result of the consummation of the transactions contemplated by Section 1.1 of this Agreement and only (notwithstanding the other provisions of this ARTICLE) those actually paid by Seller (collectively, the "Covered Taxes"), together with one-half of any interest and penalties related to Covered Taxes and one-half of any costs (including actual attorney's fees and costs) arising out of, incurred and paid by either or both of Seller and Caster in connection with any audit, administrative proceeding or suit by or against a taxing authority or governmental entity related to any Covered Taxes. Notwithstanding the foregoing, Prime's and PMSI's aggregate obligation under this subsection (b) shall not exceed (i) an amount equal to the lesser of thirty-seven and one half percent (37.5%) of the amount of any Covered Taxes or $900,000, plus (ii) fifty percent (50%) of all interest and penalties related to Covered Taxes, plus (iii) fifty percent (50%) of all costs (including actual attorneys' fees and costs) arising out of, incurred and paid by either or both of Seller and Caster in connection with any audit, administrative proceeding, or suit by or against a taxing authority or governmental entity related to any Covered Taxes. Furthermore, Prime's and PMSI's obligation under this subsection
(b) is contingent on Seller's and Caster's compliance with their obligations under Section 7.2. Seller and Caster, jointly and severally, agree that they shall indemnify Prime and PMSI from and against any Covered Taxes (and such related amounts described above) that are in excess of the amount Prime and PMSI are required to pay pursuant to this subsection (b).

                  (c) Prior to receiving indemnification under this Section, a Seller Indemnified Party must seek recovery from then existing applicable insurance policies, but in no event is a Seller Indemnified Party required to exhaust remedies against insurance companies if coverage is non-existent, limited or declined; provided, however, that the Seller Indemnified Party may be required, upon request by the indemnifying parties, to obtain the advice of such Seller Indemnified Party's own legal counsel advising that there is a reasonable basis for denial of insurance of limitation of insurance coverage; and provided further, that the Seller Indemnified Party must, as a condition to receiving recovery under this Section, assign whatever rights to denied benefits that such Seller Indemnified Party may have and may legally assign, subject to any
contractual  or  other   limitations  on  assignment.   Without  in  any  manner
restricting a Seller Indemnified Party's right to independently obtain insurance, no Seller Indemnified Party shall be required to acquire or maintain insurance as a condition to exercising its rights under this Section.

                  (d) For purposes of this Section 7.1 only, any decrease in the value of a Seller Indemnified Party's ownership interest (if any) in Newco, as a result of the acts, omissions or circumstances described in clause (a)(iii) of this Section, shall, to the extent indemnification with respect thereto has not already been paid directly to a Seller Indemnified Party, be deemed an Indemnified Cost, and such Seller Indemnified Party shall be entitled to indemnification hereunder in an amount equal to such decrease in value.

                  (e) Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, none of Prime, PMSI or any other Prime Indemnified Party may, and each hereby agrees not to, seek contribution, indemnification or reimbursement from Newco for any amount Prime or PMSI is required to pay pursuant to this ARTICLE, regardless of whether Prime, PMSI or such other Prime Indemnified Party is entitled to contribution, indemnification or reimbursement under any Transaction Document, the organizational documents of Newco or applicable law.

                  (f) Furthermore, the Seller Indemnified Parties, collectively, may not, with respect to any Indemnified Cost, recover more than the aggregate amount of such Indemnified Cost.

         7.2 Defense of Third-Party Claims. A Seller Indemnified Party shall give prompt written notice to Prime of the commencement or assertion of any Third-Party Action in respect of which such Seller Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such Seller Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The Seller Indemnified Party shall be entitled, at his or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Prime shall obtain the prior written approval of the Seller Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Seller Indemnified Party (provided, however, that Prime may, but is not obligated to, pay directly to the appropriate agency or service provider any amount it is required to pay pursuant to Section 7.1(b), without obtaining the prior written approval of the Seller Indemnified Party);

                  (c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each Seller Indemnified Party; and

                  (d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Seller Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Prime fails to assume the defense within thirty (30) days; provided, however, that the Seller Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Prime without the prior written consent of Prime, which consent may be given, withheld, or conditioned in Prime's sole and absolute discretion.

                  (e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the Seller Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Seller Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the Seller Indemnified Party is ultimately determined not to be entitled to such indemnification.

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                  (g) Notwithstanding the foregoing provisions of this Section 7.2, this subsection 7.2(g) shall apply with respect to the assertion of Covered Taxes. Seller and Caster shall have the right to control the defense of, settle, or otherwise dispose of such Third-Party Action, as long as they vigorously contest such Third-Party Action; provided, however, that Seller and Caster shall not enter into any settlement or other agreement with any governmental taxing authority regarding Covered Taxes without having first obtained the consent of Prime (not to be unreasonably withheld). Further, Caster shall obtain Prime's consent (not to be unreasonably withheld) on all material aspects of the defense of such Third-Party Action, including without limitation, the selection of lead tax counsel, necessary appraisers, and, if necessary, accountants. Prime shall cooperate fully with Caster and Seller to vigorously defend the assertion of any Covered Taxes, and shall be entitled, at its own expense, to participate in the defense of such Third-Party Action. The other provisions of this Section 7.2 which are not inconsistent with the terms of this subsection 7.2(g) shall apply to Third Party Actions relating to the assertion of Covered Taxes.

                                  ARTICLE VIII

            Covenants Regarding Future Acquisitions and Developments

                        in Los Angeles County, California

8.1 Restrictions on Acquisitions and Development in Los Angeles County, California.
                  (a) De Novo Development. Except as expressly provided below, each of PMSI, Prime, the Company and Caster agrees that, following the Closing Date, it will not, without obtaining the prior written consent of the other parties to this Agreement, directly or indirectly through any affiliate, except through Newco or one of its subsidiaries, develop or establish (which does not include the acquisition of an existing facility) a facility equipped to perform, among other things, Refractive Surgery (a "New Center"), anywhere within Los Angeles County, California (the "Restricted Area").

                  (b) Acquisitions. Except as expressly provided below, each of PMSI, Prime, the Company and Caster agrees that, following the Closing Date, it will not, without obtaining the prior written consent of the other parties to this Agreement, directly or indirectly through any affiliate, except through Newco or one of its subsidiaries, acquire an existing facility or business, or convert such an acquisition into a facility or business, that provides Refractive Surgery as a substantial component of its business operations (an "Existing Center"), anywhere within the Restricted Area.

8.2 Additional Qualifications, Limitations. In addition to the qualifications and limitations set forth elsewhere in this ARTICLE, the following shall apply:

                  (a) Notwithstanding the provisions of Section 8.1, any party shall be free to independently develop or acquire all or any portion of any New Center or any Existing Center (collectively, "Target Centers" and individually, "Target Center") whose physical location is outside the Restricted Area;

     (b) No provision of this Article shall be construed to require any party to this Agreement to acquire or develop any Target Center;

                  (c) Notwithstanding the provisions of Section 8.1, any party shall be free to independently acquire all or any portion of the assets and business of any Target Center, that are not related to Refractive Surgery or ophthalmology, regardless of whether such Target Center is in the Restricted Area, to the extent those assets and business are not used primarily in, materially relied on for, or substantially related to the conduct of Refractive Surgery by such Target Center;

                  (d) Notwithstanding the provisions of Section 8.1, as part of a larger acquisition transaction any party shall be free to independently acquire, or with respect to PMSI or Prime merge with, any existing business if, with respect to such existing business, (i) the prior year's revenues that arose from Refractive Surgery comprise not more than ten percent (10%) of the total prior year's revenues or (ii) the number of Refractive Surgery procedures done during the prior year within the Restricted Area comprise not more than ten percent (10%) of the total number of Refractive Surgery procedures done during the prior year; provided, however, that if PMSI acquires, directly or indirectly, an interest in a center that is located within the Restricted Area (an "Incidental Center"), then PMSI shall, to the extent allowed under the credit facilities of PMSI and its subsidiaries, within thirty (30) days of such acquisition, notify Caster thereof and provide him with such information concerning the Incidental Center as he shall reasonably request in order to make his investment decision hereunder), and Caster shall have thirty (30) days following receipt of such notice within which Caster may elect to acquire a forty percent (40%) profits interest (not ownership interest) with respect to PMSI's economic interest in such Incidental Center (the "Profits Acquisition"). For example, and only for purposes of illustration, if a subsidiary of PMSI acquired a sixty percent (60%) ownership interest in an Incidental Center, the Profits Acquisition pursuant to this subsection (d) would enable Caster to acquire, indirectly through such subsidiary, the right to twenty-four percent (24%) of the profits of the Incidental Center (i.e. 40% multiplied by 60%). The closing of any Profits Acquisition must occur within sixty (60) days following delivery of Caster's election to acquire a profits interest, with the price determined using the allocable portion of the purchase price paid by PMSI or its affiliate in the acquisition giving rise to the Incidental Center, and upon such other terms and conditions as may be negotiated by the parties in good faith. If Caster elects not to acquire a profits interest in an Incidental Center, or fails to notify PMSI of his election to do so within the 30-day period provided above (which shall be deemed an election not to acquire), or if such acquisition is prohibited under the credit facilities or subordinated debt indenture of PMSI or its subsidiaries, then PMSI must elect, or cause its acquiring subsidiary to elect, among the following alternative actions, which selected action must be taken within the time period specified below.

                           (i) Within one hundred twenty (120) days of such election not to acquire a profits interest, Prime or PMSI, as applicable, shall convert the Incidental Center to a Discount Center (as hereinafter defined).

                           (ii) Within one hundred twenty (120) days of such election not to acquire a profits interest, Prime or PMSI, as applicable, shall terminate all of the operations of such Incidental Center that consist of and are reasonably related to the conduct of Refractive Surgery.

                           (iii) Within one (1) year of such election not to acquire a profits interest, PMSI shall (but only if PMSI has not elected one of the alternatives specified in clauses (i) and (ii) above) sell all of its direct or indirect interest in such Incidental Center to a third party, retaining no interest of any kind, whether direct or indirect, in said Incidental Center (except that PMSI may retain a creditor interest, but not a profits interest or other interest measured by operations or results of operations, with respect to any deferred portion of the purchase price applicable to such sale); provided further, that PMSI must exercise commercially reasonable efforts to sell such interest as soon as practical, and PMSI will ensure that neither it nor any of its affiliates or subsidiaries will share Proprietary Information (as hereinafter defined) with the Incidental Center pending such sale.

         8.3 Exceptions. Notwithstanding the provisions of Section 8.1, the following acquisitions or developments of Target Centers located or to be located within the Restricted Area are permitted:

                  (a) Developments of Volume Centers. The development of any New Center by any party if the following conditions are satisfied: (i) the standard, undiscounted fee that will generally be charged to the patients treated at such New Center will be less than the product of fifty-four percent (54%) multiplied by the greater of (A) the Patient Fee (as defined in the Facility Use Agreement) then being charged with respect to procedures done by Caster utilizing Newco's facilities (taking into account any imminent or planned reductions by Newco) and
(B) $1,435 (such product is hereinafter referred to as the "Threshold Patient Fee", and a New Center satisfying the criteria in (i) is also referred to herein as a "Discount Center"); and (ii) Caster (if the developing party is Prime) or Prime (if the developing party is Caster) has been offered the opportunity to purchase and receive up to ten percent (10%) of the interest being acquired by the developing party (or, if the developing party is Prime, such lesser percentage interest as would allow Prime to acquire not less than fifty-one percent (51%) of the aggregate ownership interests of the New Center), on the same terms and conditions afforded the developing party; provided, however, that nothing in this subsection (a) shall require that the developing party be given a guarantee or other financial or credit assistance from Newco or any other party;

                  (b) Developments of Luminary Centers. The development of any New Center by any party if the following conditions are satisfied: (i) the standard, undiscounted fee that will generally be charged to the patients treated at such New Center will be greater than the Threshold Patient Fee; (ii) Newco has been offered the opportunity to develop the New Center but is financially unable to develop the New Center using its existing financial resources (without requiring a guarantee or other financial or credit assistance from any of its members or their affiliates), as reasonably determined in good faith by the affirmative vote or written consent of two of the three managers of Newco (provided that, as long as a Trigger Event has not previously occurred, Caster, Seller or their manager designee must be one of the affirming managers); and (iii) two of the three managers of Newco elect to require capital contributions from Newco's members in order to develop such New Center (provided that, as long as a Trigger Event has not previously occurred, Caster, Seller or their manager designee must be one of the affirming managers), and Caster or Seller (if the developing party is Prime) or Prime (if the developing party is Caster) fails to contribute to Newco its proportionate share (in accordance with its membership interest in Newco) of the costs necessary to fund the development of such New Center, in each case, on or before the date that development of such New Center could begin following the determination made in (ii) above. Nothing in this subsection (b) shall require that the developing party be given a guarantee or other financial or credit assistance from Newco or any other party. Furthermore, and notwithstanding the foregoing, neither Caster nor Seller shall be required to make any contribution of any kind for the development of a New Center undertaken by Newco without Caster's or Seller's manager designees' consent; provided this shall not be construed to allow the revocation of any consent once given.

         8.4 Acquisition of Existing Centers. In determining the manner of funding an acquisition of an Existing Center desired by the managers of Newco, Newco agrees to acquire the Existing Center using its own resources prior to seeking contributions from its members; provided further, that any contribution sought by Newco from its members shall be allocated among the Members according to their respective percentage ownership interests of Newco, and no member or its affiliates shall be required to contribute its share of such contribution or otherwise provide any money, or any guarantee or financial or credit assistance, for such acquisition. If, however, two of the three managers of Newco elect to require capital contributions from Newco's members in order to acquire such Existing Center (provided that, as long as a Trigger Event has not previously occurred, Caster, Seller or their manager designee must be one of the affirming managers), such decision shall be final, and if either Caster or Seller on the one hand, or Prime on the other hand, fails to contribute to Newco its proportionate share (in accordance with its membership interest in Newco) of the costs necessary to acquire the Existing Center, in each case, on or before the earliest date such Existing Center can be acquired, the other party shall be entitled to independently acquire the Existing Center, notwithstanding the provisions of Section 8.1. Notwithstanding the foregoing, neither Caster nor Seller shall be required to make any contribution of any kind for the acquisition of an Existing Center undertaken by Newco without Caster's or Seller's manager designee's consent; provided this shall not be construed to allow the revocation of any consent once given.

8.5 Automatic Termination. This entire ARTICLE shall terminate and become null and void automatically:

                  (a) If any party to this Agreement: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due, and one of the other parties, in good faith, determines that such event or condition could frustrate the operation of this ARTICLE or otherwise inhibit the delinquent party's ability to perform its obligations under this Agreement or any Transaction Document; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law"), or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law, or an order for relief naming such party is entered under any Applicable Bankruptcy Law which is not discharged within ninety (90) days of filing, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of ninety (90) days any attachment, sequestration or similar writ levied upon, or any claim against or affecting, any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party (the events described in this Section are hereinafter referred to as "Bankruptcy Events");

                  (b) If, at any time after the Closing, Caster, Seller and any entity owned or controlled by Caster, and all Permitted Trusts and Permitted Entities, collectively own less than forty (40%) of the total outstanding membership interests of Newco (after assuming the conversion, exchange or exercise of any and all securities or rights convertible into, or exchangeable or exercisable for, ownership interests of Newco), unless and only to the extent Prime consented in writing to the transaction(s) that caused the decrease in Caster's, Seller's and such other entities' percentage ownership of Newco;

                  (c) upon the expiration or termination of the Restricted Period (as hereinafter defined), unless and as long as Caster is still complying with the provisions of Section 9.3(b) hereof as if there was no six (6) year limitation on the obligations contained in Section 9.3(b);

     (d) upon a material breach (subject to any applicable cure period) by either party of the provisions of this ARTICLE or ARTICLE IX; or

                  (e)      upon the death or Permanent Disability of Caster.

                                   ARTICLE IX

                              Restrictive Covenants

         9.1 Confidentiality Agreement. Each of Caster, Seller, PMSI and Prime agrees that it has been and may continue to be, through its relationship with Newco, exposed to confidential information and trade secrets pertaining to, or arising from, the business of the other parties hereto (including, without limitation, Newco) and/or each of the other parties' present or future affiliates (which, with respect to Prime and PMSI, includes each present or future affiliate or subsidiary of PMSI) (in any instance, the party or parties to whom such information belongs are hereinafter referred to, individually and collectively, as "Discloser"). The parties agree that such information and trade secrets are unique and valuable and that Discloser would suffer irreparable injury if this information or trade secrets were divulged to those in competition with Discloser. Therefore, each of Caster, Seller, Prime and PMSI agrees to keep in strict secrecy and confidence, both during and after the period during which Discloser owns any interest in Newco, any and all information concerning Discloser which it acquires, or to which it has access through its relationship with Discloser, that has not been publicly disclosed by Discloser or that is not a matter of common knowledge among Discloser's competitors (collectively, "Proprietary Information"). The Proprietary Information of Discloser covered by this Agreement shall include, but shall not be limited to, information of Discloser relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Discloser, marketing and other business and pricing strategies, and trade secrets of Discloser. Notwithstanding the foregoing, "Proprietary Information" shall exclude confidential information and trade secrets (a) substantially pertaining to or arising from the business of Seller and Caster prior to the Closing Date or (b) that constitute the practice of medicine.

         Except with prior written approval of Discloser, each of Caster, Seller, Prime and PMSI agrees that it will not: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Discloser or (ii) use Proprietary Information in any way; provided, however, that nothing in this Section shall preclude Prime from disclosing the Proprietary Information of Newco for the purpose of benefiting affiliates and subsidiaries of Prime or PMSI that operate other centers in a manner not prohibited by this Agreement. Within forty-eight (48) hours of the time at which any of Caster, Seller, Prime or PMSI no longer directly or indirectly owns any voting equity interests in Newco, whether the result of voluntary or involuntary disposition, such party will deliver to the remaining owners of Newco (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which it has prepared, that contain Proprietary Information or relate to Newco's business, all other tangible Proprietary Information in its possession or control, and all of Newco's credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under its control.

         The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         9.2 Non-Solicitation and Non-Interference Agreement. Each of the parties to this Agreement hereby agrees that during the Restricted Period (as hereinafter defined), and thereafter as long as Caster is retired from the practice of medicine, such party will not, directly or indirectly, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of the other parties to this Agreement, commit any of the following acts, which acts shall be considered violations of this Section:

                  (y) Request or advise any person, firm, physician, corporation or other entity having a business relationship with another party to this Agreement (or any of such party's affiliates), to withdraw, curtail, or cancel its business with such party; or

                  (z) Hire any employee of, or induce or attempt to induce the termination of such employee's employment by, another party to this Agreement (or any of such party's affiliates).

         9.3      Exclusive Use and Efforts Agreement.

                  (a) As used in this Agreement, the "Restricted Period" shall mean the period of time beginning on the Closing Date and ending on the later of
(i) the expiration of eight (8) years following the Closing Date or (ii) the expiration of two and one-half (2.5) years following delivery of written notice by Caster stating that Caster desires to terminate the terms of this Section 9.3 (the "Termination Notice"); provided, that Caster cannot deliver notice of termination prior to the expiration of five and one-half (5.5) years following the Closing Date, and any Termination Notice may be withdrawn in writing delivered to Prime (which Prime may reject in writing in its sole discretion within fifteen days of receiving the withdrawal notice) prior to the expiration of two and one-half (2.5) years following delivery thereof (with the understanding that, if the Withdrawal Notice is not rejected by Prime, the Restricted Period will remain in effect until the expiration of a contiguous two and one-half (2.5) year period following delivery of a subsequent Termination Notice that is not withdrawn). Except as expressly otherwise provided in the immediately following sentence, and notwithstanding the provisions of subsection
(b) below, during the Restricted Period, Caster hereby agrees that Caster will, and will direct any other medically trained or licensed medical professionals under the direction or control of Caster to, perform Refractive Surgery and any services related to Refractive Surgery at and using the facilities and equipment of Newco. Notwithstanding the foregoing, the parties agree that the following shall not be a breach by Caster of this Section (including the provisions of subsection (b) below): (i) the performance of procedures by Caster at a facility described in Section 10.8 hereof, but only to the extent and subject to the conditions under which such procedures are allowed under Section 10.8 hereof;
(ii) the performance of procedures by Caster at a facility  described in Section
10.9 hereof, but only to the extent and subject to the conditions under which such procedures are allowed under Section 10.9 hereof; or (iii) Caster's cessation of his professional medical services at the end of six (6) months following Caster's notice of termination as described in this Section 9.3(a). Furthermore, Caster's inability to comply with this subsection (a) because of a temporary disability occurring during the period while Caster is obligated under subsection (b) below shall not be deemed a breach of this subsection (a), but the running of the Restricted Period shall be tolled until such time as the temporary disability no longer prevents compliance with the obligations under subsection (b).

                  (b) Without limiting or restricting the provisions of subsection (a) of this Section, Caster further agrees that, at all times prior to the expiration of six (6) years immediately following the Closing Date, Caster shall devote Caster's full business time and attention (above or consistent with Caster's practices prior to the Effective Time) to rendering professional ophthalmic and medical services in Beverly Hills, California or the immediate vicinity thereof. Without limiting or restricting the provisions of subsection (a) of this Section, the parties agree that the following shall not be a breach by Caster of this subsection (b): (i) the devotion of a reasonable amount of time to charitable and community activities; (ii) the management of personal investments that are passive in nature; (iii) the writing or editing of books, articles and journals or other literature pertaining to Refractive Surgery, ophthalmology, or the practice of medicine; (iv) Caster's taking of vacation, holidays or sick time consistent with past practices; (v) the death or Permanent Disability of Caster; (vi) attending continuing education and other professional conferences; (vii) the management of any interest in any Target Center independently acquired by Caster pursuant to ARTICLE VIII hereof; or
(viii) the management of any center established pursuant to Section 10.8 hereof, but only to the extent allowed under Section 10.8 hereof; provided however, that the time and effort spent on activities described in clauses (i) through (iv) and (vi) (inclusive) of this sentence must be below or consistent with the time and effort devoted to such matters prior to the Effective Time. The parties expressly acknowledge and agree that (I) Caster's inability to comply with this subsection (b) because of a temporary disability shall not be deemed a breach of this subsection (b), but the running of six (6) year period described above shall be tolled until such time as the temporary disability no longer prevents compliance, and (II) without limiting the application of this subsection (b), the retirement or cessation by Caster of professional medical services during the six (6) year period described above (as extended due to any temporary disability) shall necessarily be a breach and default under this subsection (b).

         9.4 Practice of Medicine. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, the provisions of this ARTICLE shall not be construed to require Caster, or any other medically trained or licensed medical professionals under the direction or control of Caster, to perform Refractive Surgery at the facilities of, or use the equipment of, Newco, if in Caster's professional medical judgment, such use would be detrimental to Caster's patients. Provided further, that this Agreement shall not apply to any Refractive Surgery or related services that are to be paid for, or reimbursed by, Medicare, Medicaid, Champus, or any other state or federal health care program, or in any other instance where the operation of this Agreement would constitute a violation of applicable law.

         9.5 Compliance with Applicable Law. In accordance with Texas Business & Commerce Code Section 15.50 (the "Applicable Statutory Provision"), this Agreement hereby provides for the following:

     (a) Caster shall not hereby be denied access to any list of Caster's patients whom Caster has seen or treated;

                  (b) Caster shall not hereby be denied access to medical records of Caster's patients upon authorization of the patient, and any copies of such medical records obtained or possessed by any of PMSI, Prime, Seller or Newco shall be provided to Caster for a reasonable fee as established by the Texas State Board of Medical Examiners under Section 5.08(o), Medical Practice Act (Article 4495b, Vernon's Texas Civil Statutes);

                  (c) access to any such list of patients or to any such patients' medical records referred to in (i) or (ii) above, shall not require such list or records to be provided in a format different than that by which such records are maintained, except by the mutual consent of Newco and Caster;

                  (d) Caster shall be entitled to buy out his performance of obligations arising under Sections 9.2 and 9.3 of this Agreement (but only such obligations as is necessary in order for this Agreement to comply with the Applicable Statutory Provision) for an amount equal to the Aggregate Purchase Price, less any amounts paid pursuant to Section 9.7 hereof; provided, however, that in order for such buy out to be effective, Caster must also convey or cause to be conveyed, free of any encumbrance, any equity interest in Newco held by either Caster or Seller; and

                  (e) Caster shall not hereby be prohibited from providing continuing care and treatment to a specific patient or patients during the course of an acute illness.

         Caster agrees that the buy out amount set forth in this Section is a reasonable price and represents a fair value for his performance of Caster's obligations hereunder. Caster and Prime have each elected to utilize such reasonable price in lieu of arbitration pursuant to the Applicable Statutory Provision.

         9.6 Restrictions Reasonable. Each party hereto has reviewed and carefully considered the provisions of this ARTICLE and, having done so, agrees that the restrictions applicable to it as set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to it, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

         9.7      Remedies.

                  (a) General. Each party agrees that a violation on its part of any applicable covenant contained in this ARTICLE or in ARTICLE VIII will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, it agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor; provided, however, that no party shall be entitled to seek specific performance or injunctive relief (except for a breach of the provisions of Section 9.1) if Prime, PMSI or any of their affiliates has received full payment from Caster of the liquidated damages provided for in (b) below.

                  (b) Liquidated Damages. Because of the difficulty of measuring economic losses to the other parties as a result of a material breach of any provision of this ARTICLE or ARTICLE VIII (subject to any right to cure such breach), the parties agree that, in the event of such a breach by Caster and/or Seller, (i) Caster and Seller shall be obligated to pay to Prime as liquidated damages, an amount determined by multiplying the Aggregate Purchase Price by a fraction, the numerator of which is the difference between sixty (60) and the number of entire consecutive months passed after the Closing Date and prior to such breach, and the denominator of which is the number sixty (60), (ii) Prime, PMSI and Newco shall be released from all of their obligations under this ARTICLE (excluding the provisions of Section 9.1 which shall remain enforceable), ARTICLE VIII and, to the extent elected by Prime, the Facility Use Agreement, and (iii) Caster and Seller shall lose, and hereby agree not to exercise or seek to exercise (directly or through any otherwise required approval of a Caster or Seller designated manager of Newco), any mandatory right of approval or consent as a member or manager (or through a manager designee) of Newco and which mandatory right of approval or consent is otherwise required or provided for in this Agreement or any other Transaction Document (including, without limitation, Newco's Limited Liability Company Agreement). It is understood and agreed that the provisions of clause (iii) of the preceding sentence is not intended, and should not be construed, to result in any of the following: (x) the requirement that Caster or Seller be required to make any capital contribution to Newco after the Closing without Caster's or Seller's consent or the consent of Caster's or Seller's manager designee (it being understood that this is not intended to allow the revocation of any consent once given), (y) Newco being relieved of its obligation to make distributions to pay taxes as provided in Section 5.2 of Newco's Limited Liability Company Agreement, or (z) Caster, Seller or any Caster or Seller designated manager of Newco losing any approval or consent rights which arise solely under the Delaware Limited
Liability Company Act and not under the terms of this Agreement or Any Transaction Document. Upon payment of such liquidated damages to Prime, Caster and Seller shall be excused from any further performance under this ARTICLE (excluding the provisions of Section 9.1 which shall remain enforceable),
ARTICLE VIII and the Facility Use Agreement. Each of PMSI and Prime agrees that, in the event of a material breach of this ARTICLE or ARTICLE VIII (subject to any right to cure such breach), Caster and Seller shall be excused from any further performance under this ARTICLE (excluding the provisions of Section 9.1 which shall remain enforceable), ARTICLE VIII and, to the extent elected by Caster and Seller, the Facility Use Agreement.

                  (c) Cure Right. As a condition to the right of a party to seek any remedy under this Agreement (excluding injunctive relief), the breaching party shall be given thirty (30) days following delivery of written notice by the party asserting the breach, identifying such material breach, within which the breaching party may attempt to cure such material breach; and, such 30-day period shall be extended up to sixty (60) additional days as long as the breaching party is diligently attempting to cure such material breach. Notwithstanding the foregoing or any other provision of this Agreement or any other Transaction Document, the parties agree that a breach by Caster of the provisions of Section 9.3(b) of this Agreement cannot be cured.

                  (d) Death or Permanent Disability. The parties hereby acknowledge and agree that, although the death or Permanent Disability of Caster shall not be a breach of any of the provisions of this Agreement, Prime, PMSI and Newco shall have the following rights upon the occurrence of either Caster's death or Permanent Disability: (i) Prime, PMSI and Newco shall be released from all of their obligations under this ARTICLE (excluding the provisions of Section
9.1 which shall remain enforceable), ARTICLE VIII and, to the extent elected by Prime, the Facility Use Agreement.

                                    ARTICLE X

                             Post Closing Agreements

         10.1 Transition of Business. Each of Caster and Seller agrees to cooperate fully with Prime and Newco in transitioning the Business existing prior to the Closing, including the relationships maintained by Caster and Seller with respect to the Business, to Newco after the Closing; and, each of Prime, PMSI, Caster and Seller agrees not to take any action or make any disclosure, including disclosures related to the transactions contemplated by this Agreement, which might alter or impair any relationship with any patient, or other service recipient, person or entity which did business with Seller prior to the Closing.

         10.2 Right of Set Off. Caster and Seller agree that Newco shall have rights of offset against distributions to them in respect of any ownership interest they may have in Newco at any time following the Closing, for any and all debts, obligations or liabilities that they may have to Prime, PMSI or any affiliate or subsidiary of PMSI, including, without limitation, any liability arising out of or relating to its obligations under Section 6.1 of this Agreement, or other obligations owed under this Agreement or any other Transaction Document. Caster and Seller each hereby authorizes and directs Newco to, and hereby agrees that Newco is entitled to, withhold and pay such offset amounts to Prime and to take all other actions necessary to make such payment. Newco hereby agrees to promptly remit any and all such offset amounts to Prime upon request.

         Without limiting or adversely affecting the rights of Prime under this Section, and in order to secure full and prompt payment of the obligations of Caster and Seller under this Agreement and each other Transaction Document, Caster and Seller hereby grant to Prime a continuing security interest in and to distributions they may be entitled to receive at any time after the Closing in respect of any ownership interest held by them in Newco. In connection with the grant of a security interest contained in this Section, each of Caster and Seller agrees (i) to execute all documents, agreements, instruments and certificates, and to take such other actions, as are reasonably necessary in order to fully evidence and perfect such security interest, and (ii) that it, for a period of five (5) years after the Closing, will not, without obtaining the express prior written consent of Prime in each instance, grant or assign to any person or entity rights of any nature in the distributions covered by the security interest granted in this Section, irrespective of whether such rights are to be senior or subordinate to the rights granted under this Section; provided, however, that clause (ii) shall not prohibit Permitted Transfers (as such term is defined in the Organizational Documents) of its ownership interest in Newco, as long as the transferee (A) executes a certificate acknowledging that such distributions with respect to the ownership interest transferred remain subject to the offset rights and security interest granted under this Section as though such transferee and it were one and the same person and (B) executes and consents to the filing of all documents, agreements, instruments and certificates, and takes such other actions, as are necessary in order to fully evidence and perfect such security interest.

         Caster and Seller acknowledge and agree that the rights and obligations contained in this Section shall remain attached to any membership interests of Newco conveyed by them, regardless of whether the conveyance was permitted pursuant to the Organizational Documents and/or consented to by Prime. In addition, Prime may require any such transferee to execute an acknowledgment recognizing the applicability of the rights and obligations contained in this Section to the membership interest transferred.

         10.3 Ratification by Newco. Each of Prime, Caster and Seller agrees that by executing this Agreement it is deemed to be voting any ownership interests it may have in Newco (whether now or at any time after the Closing) to authorize Newco to enter into and perform this Agreement and each of the other Transaction Documents to which Newco is a party. Each of Prime, Caster and Seller agrees to execute such resolutions and written consents, and take such other actions, in their capacities as owners of Newco, as any party shall reasonably require after the Closing to have Newco ratify and adopt this Agreement, notwithstanding the time of creation of Newco or the time of execution of the Organizational Documents.

         10.4 Post-Closing Capital Contributions. All parties to this Agreement acknowledge and agree that no member of Newco, nor any other party, has any obligation after the Closing to make a capital contribution to Newco, except as may be expressly provided otherwise in Section 8.3 hereof or pursuant to Newco's Limited Liability Company Agreement.

         10.5 Legend. On and after the Closing, each certificate or document representing Caster's, Seller's or Prime's ownership of any of Newco's ownership interests, and each certificate or document that may be issued and delivered by Newco upon transfer of any such certificate, shall contain a legend conspicuously noted in substantially the following form:

         THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, SUCH INTERESTS MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH CERTAIN CONDITIONS SPECIFIED IN (I) A CERTAIN CONTRIBUTION AGREEMENT DATED EFFECTIVE AS OF MARCH 1, 2000, AND (II) THE COMPANY'S LIMITED LIABILITY COMPANY AGREEMENT, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         10.6 Covenants Relating to Westside. Caster hereby covenants that he will not transfer, assign or encumber in any way any of his capital stock of (or other ownership interests in) Westside or allow Westside to issue any capital stock or other rights or interests convertible into, or exercisable or exchangeable for, its capital stock. Caster further agrees, in Caster's capacity as the sole owner of all of the outstanding capital stock of Westside, to take all actions (including, without limitation, the election of new directors) that may be necessary to cause Westside, notwithstanding any existing contract, agreement or arrangement between Westside and Seller and/or Newco to the contrary, (a) to operate exclusively for the benefit of Newco, (b) to continue to perform, for the benefit of Newco, the same services that Westside performed for Seller prior to the Closing, and any additional services determined by the affirmative vote or written consent of two of the three managers of Newco (provided that, as long as a Trigger Event has not previously occurred), Caster or Seller's manager designee must be one of the affirming managers), (c) to promptly remit to Newco, without request therefor, all gross revenues received by Westside for services provided after the Effective Time, regardless of the source of such revenues, without offset or deduction made for any expenses or costs of Westside of any nature. As long as Westside complies with the foregoing, Newco shall reimburse Westside for its accounting and tax expenses paid to unrelated third parties and incurred solely as a result of its provision of services to Newco following the Closing Date. As a condition to such reimbursement, the amount of such expenses must have been agreed upon by the affirmative vote or written consent of two of the three managers of Newco (provided that, as long as a Trigger Event has not previously occurred, Caster or Seller's manager designee must be one of the affirming managers).

         10.7 Warrants. As partial consideration for Caster's covenants and agreements contained herein, PMSI agrees that it shall, subject to satisfaction of the conditions set forth in this Section, issue to Caster, on or before April 30 in the years 2001, 2002, 2003, 2004 and 2005 (the "Warrant Issue Dates"), five warrants (one on each Warrant Issue Date) in substantially the form attached hereto as Exhibit D (the "Warrants"), each entitling Caster to purchase twenty thousand (20,000) shares (as adjusted for any stock splits, stock dividends, recapitalizations and the like after the Effective Time) of $0.01 par value common stock of PMSI. As used herein, a "Warrant Issue Period" shall mean, with respect to any Warrant Issue Date, the preceding twelve (12) month period ending on the last day of February of that year. As a condition to PMSI's obligation to issue a Warrant on the Warrant Issue Date of April 30, 2001, Newco's consolidated net income, determined using generally accepted accounting principles consistently applied ("Consolidated Net Income"), for the respective Warrant Issue Period must exceed one hundred twenty percent (120%) of the Consolidated Net Income for the period beginning March 1, 1999 and ending February 29, 2000. As a condition to PMSI's obligation to issue a Warrant on any of the Warrant Issue Dates in the years 2002, 2003, 2004 and 2005, Newco's increase in Consolidated Net Income for the respective Warrant Issue Period must exceed a target amount to be determined in advance of each Warrant Issue Period by the vote or written consent of two of the three managers of Newco; provided, however, that such target amount cannot exceed (a) one hundred twenty percent (120%) of the Consolidated Net Income for the Warrant Issue Period ending on the last day of February in the full calendar year immediately preceding the Warrant Issue Date, or (b) with respect to Warrants issuable on or after the 2003 Warrant Issue Date, one hundred forty-four percent (144%) of the Consolidated Net Income for the Warrant Issue Period ending on the last day of February in the second most recent full calendar year that precedes the Warrant Issue Date.

         The rights under each Warrant issued pursuant to this Section shall vest twenty percent (20%) upon the expiration of each full year following the date of grant, until completely vested, and the Warrant and any unexercised right to purchase shares shall terminate immediately upon the expiration of six
(6) years following the date of grant. The per share exercise price applicable to each Warrant shall equal one hundred percent (100%) of the average of the closing NASDAQ per share price for the ten (10) trading days immediately prior to December 31 of the year immediately preceding the date of grant of such Warrant. The total maximum number of shares with respect to which Warrants may be issued pursuant to this Section is one hundred thousand (100,000) (as adjusted for any stock splits, stock dividends, recapitalizations and the like after the Effective Time). The total maximum number of Warrants that may be issued pursuant to this Section is five (5).

         10.8 Mexico Facility. The parties agree that, notwithstanding the provisions of Section 9.3, and subject to the terms and conditions of this Section, Caster shall be entitled to invest in and perform procedures at any center in the country of Mexico that provides the performance of Refractive Surgery procedures that cannot, at the time such procedures are performed, be lawfully performed in the United States; provided, however, that Caster's investment in and/or use of such a facility shall be at any point in time restricted to a single facility identified in written notice delivered by Caster to Prime, and Caster may elect to change the facility by delivering written notice to Prime naming the successor facility (the "Mexico Center"). Caster may not spend more than twelve (12) days per calendar year performing procedures at the Mexico Center, and all twelve (12) of those days must occur on Saturdays, Sundays, or calendar days that Caster has not historically performed procedures at Seller's facilities. Caster may only perform procedures at the Mexico Facility if, at the time such procedures are performed, they cannot be lawfully performed in the United States. In addition, as a condition to the availability of Caster's rights under this Section, all pre-operative and post-operative care related to procedures performed at the Mexico Center must, to the extent legally permitted, be done at Newco's center and using Newco's facilities. Caster shall be solely entitled to the surgeon fees arising out of any operation described in this Section. For purposes of this Section, "surgeon fees" shall mean the total fees for the surgical procedure less (a) travel expenses for Caster and the patient and (b) the amounts paid for the use of the Mexico facility, its equipment and supplies. Notwithstanding the foregoing sentence, Newco will be entitled to a co-management fee in an amount equal to twenty percent (20%) of the surgeon fees.

         10.9 Autonomous Laser Center. The parties acknowledge that Caster is currently performing certain procedures at the Cedars-Sinai facility using an autonomous laser that, in light of the nature of such procedures, is deemed by Caster to be a medically necessary alternative to the lasers owned or leased by Seller at the time of Closing. The parties agree that, notwithstanding the provisions of Section 9.3, and subject to the terms and conditions of this Section, Caster shall be entitled to perform procedures at (but not invest in, manage or benefit from any similar relationship) a facility (which can be the Cedars-Sinai facility) providing use of an autonomous laser of substantially the type located at the Cedars-Sinai facility (the "Autonomous Center"); provided, however, that Caster may only perform at the Autonomous Center those procedures that (a) in Caster's medical judgment, cannot be performed using the facilities or equipment made available at such time by Newco and (b) cannot, in Caster's judgment, be postponed until such time as Newco is able to make available the necessary facilities. In addition, as a condition to the availability of Caster's rights under this Section, the full Facility Usage Fee (as defined in the Facility Use Agreement) that would have been payable if Caster had used Newco's facilities shall be paid to Newco, and Newco shall pay any facility usage fee owed to the Autonomous Center (not to exceed the amount paid to Newco).

         10.10 Insurance  After Closing.  The parties hereto agree that Schedule
3.10 attached hereto sets forth all of the insurance relating to or benefiting Newco (and the other insureds described therein) or Newco's business that are required to be in force immediately following the Closing, and each party agrees to cause Newco to maintain such insurance in effect, and with the additional assureds described on Schedule 3.10 in accordance with the provisions of Newco's Limited Liability Company Agreement governing changes to insurance. In addition, Newco hereby agrees that if both Seller and Prime are members of Newco upon Caster's retirement from the practice of medicine, Newco will, as long as Caster and Seller are not then in material breach of this Agreement or any Transaction Document (subject to any right to cure), acquire a tail insurance policy providing coverage substantially similar to the coverage benefiting Caster prior to such retirement, for a period of time customarily applicable to retiring physicians in ophthalmology. Subject to the foregoing obligations of Newco and any other obligations of Newco pursuant to its Limited Liability Company Agreement, each party may elect to acquire in its own name and maintain whatever level or amount of insurance it desires, without seeking or obtaining the advice or consent of the other parties hereto.

         10.11 Guarantees By PMSI and Prime. With respect to any contractual obligation that is an Assumed Liability hereunder, and that has been clearly identified on Schedule 1.4 as having been personally guaranteed by Caster, each of Prime and PMSI agrees that it shall guarantee the same obligation, to the same extent actually guaranteed by Caster, on a joint and several basis with Caster, when and if the party to whom such obligation is owed seeks to enforce Caster's guaranty. Caster shall give prompt written notice to Prime after any such party threatens or actually commences any enforcement action. Caster and PMSI agree that they shall bear any liability under such guaranty 40%/60%, respectively, and shall indemnify and hold the other harmless from amounts in excess thereof.

                                    ARTICLE X

                                  Miscellaneous

         11.1 Collateral Agreements, Amendments, and Waivers. This Agreement (together with the other Transaction Documents) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any Transaction Document unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

         11.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that Prime may assign its rights and obligations hereunder to any entity, more than fifty percent (50%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by PMSI. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any Transaction Document) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

         11.3 Expenses. Except as set forth in the following sentence, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its legal counsel and accountants. Notwithstanding the foregoing, up to $2,500 of the costs and expenses incurred by Prime that are associated specifically with the formation and documentation of Newco, including legal fees and expenses for drafting the Organizational Documents, shall be paid or reimbursed to Prime by Newco.

         11.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         11.5 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         11.6 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third (3rd) day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Prime:                              1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas 78746
                                    Attention: President

with a copy to:                     Mr. Timothy L. LaFrey
                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    816 Congress Avenue, Suite 1900
                                    Austin, Texas 78701

Seller: Caster Eye Center Medical Group 9100 Wilshire Boulevard, Suite 265E Beverly Hills, California 90212

                                            Attn:  Andrew Caster, M.D.

with a copy to:                     Mahoney Coppenrath & Jaffe LLP
                                    2049 Century Park East, Suite 2480
                                    Los Angeles, California  90067-3126
                                            Attn:  James E. Mahoney, Esq.

Caster:                             Andrew Caster, M.D.
                                    Caster Eye Center Medical Group
                                    9100 Wilshire Boulevard, Suite 265E
                                    Beverly Hills, California  90212

with a copy to:                     Mahoney Coppenrath & Jaffe LLP
                                    2049 Century Park East, Suite 2480
                                    Los Angeles, California  90067-3126
                                    Attn:  James E. Mahoney, Esq.

         Each party may change its address for purposes of this Section by proper notice to the other parties.

         11.7 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         11.8 Further Assurances. At, and from time to time after, the Closing, each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

         11.9 Construction, Knowledge and Materiality. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. For purposes of this Agreement, whenever there are references to "material" or "materially," such terms shall be deemed to mean an economic impact exceeding $10,000 with respect to the fact or matter being referred to or described. As used herein, "day" or "days" refers to calendar days unless otherwise specified in each instance. When the term "knowledge" is used in this Agreement in reference to (i) Prime, it shall mean such items as are within the actual knowledge of Ken Shifrin, Brad Hummel, Teena Belcik and John Hedrick and (ii) Seller, it shall mean such items as are within the actual knowledge of Caster or any person employed by Seller prior to the Closing Date who becomes an employee of Newco after the Closing Date. For purposes of this Agreement, when the term "affiliate" is used with respect to PMSI or Prime, it shall not include Seller or Caster, and when "affiliate" is used with respect to Seller or Caster, it shall not include PMSI or Prime.

         11.10 Other Agreements. Each party hereto agrees that any material breach by it of any of the terms and provisions of another Transaction Document to which it is a party shall also be deemed to have been a material breach by it of this Agreement, for all purposes.

     11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         11.12 Arbitration. Any controversy between the parties regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document and any claims arising out of the relationship between the parties created hereunder shall be submitted to binding arbitration by all parties involved. The arbitration proceedings shall be conducted by a single arbitrator if the amount in controversy is less than $2,000,000 and three arbitrators if the amount in controversy is more than $2,000,000. Except as otherwise expressly provided in this Section, the arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Phoenix, Arizona and the arbitrator shall have the right to award actual damages and attorney fees and costs resulting from a breach or default by any party under this Agreement, any other Transaction Document or otherwise, consistent with the provisions of this Agreement, but shall not have the right to award punitive or exemplary damages against either party.

         11.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                            [Signature page follows]

                                SIGNATURE PAGE TO

                             CONTRIBUTION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PMSI:                                       Prime Medical Services, Inc.

                                            Teena Belcik, Treasurer

Prime:                                      Prime Refractive, L.L.C.

                                            Teena Belcik, Treasurer

Newco:                              Caster One, L.L.C.

  Teena Belcik, signing as a manager of Newco and on behalf of Prime, as a member of Newco



  Andrew Caster, signing as both a manager and as president of Seller on behalf of Seller, as a member of Newco



Caster:
                                    Andrew Caster, M.D.

Seller:                             Caster Eye Center Medical Group

                                    Andrew Caster, M.D., President

                                    Exhibit A

                       Limited Liability Company Agreement

                                    of Newco

                                    Exhibit B

                          Seller's Financial Statements

                                    Exhibit C

                             Facility Use Agreement

                                    Exhibit D

                                 Form of Warrant